Exhibit 3.9

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:02 PM 04/14/2010
FILED 05:02 PM 04/14/2010
SRV 100384589 – 4811787 FILE
State of Delaware
Limited Liability Company
Certificate of Formation
1. The name of the limited liability company is M.S. Carriers, LLC.
2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.
3. The limited liability company will be formed effective April 16, 2010 at 11:58 p.m. (Eastern Daylight Time).
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date set forth below.
Dated: April 14, 2010

/s/ Jerry Moyes Jerry Moyes, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:02 PM 04/14/2010
FILED 05:02 PM 04/14/2010
SRV 100384589 – 4811787 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE LIMITED LIABILITY COMPANY TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
     1. The date the limited liability company first formed is April 16, 2010 at 11:57 p.m.
     2. The jurisdiction where the limited liability company first organized is Tennessee.
     3. The jurisdiction immediately prior to filing this Certificate is Tennessee.
     4. The name of the corporation immediately prior to filing this Certificate is M.S. Carriers, LLC.
     5. The name of the limited liability company as set forth in the Certificate of Formation is M.S. Carriers, LLC.
     6. This conversion will be effective April 16, 2010 at 11:58 p.m..
Remainder of Page Intentionally Left Blank

          IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7th day of April, 2010.

M.S. Carriers, LLC
By:	Swift Transportation Co., Inc.
Its:	Manager

By: Name:	/s/ Jerry Moyes Jerry Moyes
Its :